SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BUCKHEAD COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2265980
(State of incorporation or organization)	(I.R.S. employer identification no.)

415 East Paces Ferry Road Atlanta, Georgia	30305
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None.	None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value.

Item 1.	Description of Registrant’s Securities to be Registered

This Registration Statement on Form 8-A relates to the common stock, $0.01 par value, of the Registrant. The Registrant incorporates by reference herein the information set forth under the caption, “Certain Differences in Rights of Shareholders,” in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-144138) as originally filed with the Securities and Exchange Commission on June 28, 2007, as subsequently amended, and in the prospectus included therein.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Articles of Incorporation.[1]

3.2	Amended and Restated Bylaws.[1]

4.1	Form of Common Stock Certificate.[2]

4.2	Indenture dated August 11, 2004 between Buckhead Community Bancorp, Inc. and U.S. Bank, National Association.[1]

4.3	Indenture dated May 24, 2006 between Buckhead Community Bancorp, Inc. and Wells Fargo Bank, National Association.[1]

[1]	Previously filed as an exhibit to the Registration Statement on Form S-4 of Buckhead Community Bancorp, Inc. (SEC Accession No. 0001193125-07-145696), as filed with the SEC on June 28, 2007.
[2]

Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-4 of Buckhead Community Bancorp, Inc. (SEC Accession No. 0001193125-07-201414), as filed with the SEC on September 14, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BUCKHEAD COMMUNITY BANCORP, INC.

Dated: April 29, 2008	By:	/s/ Marvin Cosgray
Marvin Cosgray
President and Chief Executive Officer